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                                  EXHIBIT 23.1
                         HARVEST NATURAL RESOURCES, INC.


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94823, 333-49114 and 333-85900), Form S-3 (No.
333-17231) and Form S-4 (No. 333-42139) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated March 28, 2003 relating to the financial statements and the related financial statement
Schedule II - Valuation and Qualifying Accounts, which appears in this Form
10-K.



PricewaterhouseCoopers LLP

Houston, Texas
March 28, 2003